Exhibit 99.1

Issued: Monday 16 July 2012, London UK – LSE announcement

GSK to acquire Human Genome Sciences for US$14.25 per share in cash

-	GSK to acquire full ownership of BENLYSTA®, albiglutide and darapladib

-	Acquisition will be accretive to GSK core earnings in 2013

-	Tender offer amended to US$14.25 per share and extended until 27 July 2012

GlaxoSmithKline plc (LSE: GSK) and Human Genome Sciences (NASDAQ: HGSI) today announced that the companies have entered into a definitive agreement under which GSK will acquire HGS for US$14.25 per share in cash. The transaction values HGS at approximately US$3.6 billion on an equity basis, or approximately US$3 billion net of cash and debt, and represents a premium of 99% to the HGS closing price of US$7.17 per share on 18 April 2012, the last day of trading before HGS publicly disclosed GSK’s initial private offer. The Boards of Directors of both companies have approved the transaction.

The transaction is well aligned with GSK’s long-term strategy of delivering sustainable growth, simplifying GSK’s business model, enhancing R&D returns and deploying capital with discipline. Through complete ownership of BENLYSTA, albiglutide and darapladib, GSK can simplify and optimize R&D, commercial and manufacturing operations to advance these products most effectively and efficiently while securing the full potential long-term value of the assets. GSK expects to achieve at least US$200 million in cost synergies to be fully realized by 2015, subject to appropriate consultation, and expects the transaction to be accretive to core earnings beginning in 2013. GSK also assessed the potential returns of this acquisition relative to its long-term share buyback program. As part of this ongoing program, GSK continues to expect to repurchase £2-2.5 billion in shares in 2012.

Sir Andrew Witty, Chief Executive Officer of GSK, said: “We are pleased to have reached a mutually beneficial agreement with HGS on friendly terms and believe the combination of GSK and HGS represents clear financial and strategic logic for both companies and our respective shareholders. The transaction meets GSK’s strict financial criteria for acquisitions, and we expect will deliver significant returns over the long-term. This is a natural next step in our nearly 20-year relationship with HGS, and we look forward to working with HGS to integrate our businesses and to realizing the full value of BENLYSTA, albiglutide, and darapladib for the benefit of patients and our shareholders.”

H. Thomas Watkins, President and Chief Executive Officer, HGS, said: “After a thorough analysis of strategic alternatives, HGS has determined that a combination with GSK is the best course of action for our company and the best way to maximize value for our stockholders. HGS has had a long and productive working relationship with GSK, and together we will be uniquely positioned to achieve the full potential of BENLYSTA and other products in our pipeline for the benefit of those battling serious disease around the world. I would like to thank the dedicated employees of HGS, who have worked tirelessly to achieve breakthrough results and are the foundation of our success. We look forward to working with GSK to ensure a seamless transition for all of our stakeholders.”

GSK has amended its pending tender offer to increase the price to US$14.25 per share and to extend the expiration of the offer to 12:00 midnight, New York City time, on 27 July 2012. As of the close of business on 13 July, approximately 427,042 shares had been tendered and not withdrawn, pursuant to the offer. The offer is subject to customary conditions as set forth in the Merger Agreement being filed today by the parties with the SEC.

Lazard and Morgan Stanley are acting as financial advisors to GSK, and Cleary Gottlieb Steen & Hamilton and Wachtell, Lipton, Rosen & Katz are providing legal advice to the company. Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC are serving as financial advisors to HGS, and Skadden, Arps, Slate, Meagher & Flom LLP and DLA Piper LLP (US) are serving as legal counsel.

GlaxoSmithKline – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com.

Human Genome Sciences — exists to place new therapies into the hands of those battling serious disease. For more information about HGS, please visit the Company’s web site at www.hgsi.com. HGS, Human Genome Sciences and BENLYSTA® are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.

GlaxoSmithKline Enquiries:
UK Media enquiries:	David Mawdsley	+44(0) 20 8047 5502	(London)
	Sarah Spencer	+44(0) 20 8047 5502	(London)
Analyst/Investor enquiries:	Sally Ferguson	+44(0) 20 8047 5543	(London)
	Tom Curry	+1 215 751 5419	(Philadelphia)
	Gary Davies	+44(0) 20 8047 5503	(London)
	Jeff McLaughlin	+1 215 751 7002	(Philadelphia)
	Ziba Shamsi	+44(0) 20 8047 3289	(London)
	James Dodwell	+44(0) 20 8047 2406	(London)

Sard Verbinnen & Co:
US Media enquiries	George Sard	+1 212 687 8080	(New York)
	Andrew Cole	+1 212 687 8080	(New York)
	Michael Henson	+1 212 687 8080	(New York)

Human Genome Sciences Enquiries:

Media:

Susannah Budington

Director, Corporate Public Relations

301-545-1062

Jerry Parrott

Vice President, Corporate Communications

301-315-2777

Investor Contact:

Claudine Prowse, Ph.D.

Vice President, Investor Relations

301-610-5800

Additional Contacts:

Joele Frank / Dan Katcher / Jamie Moser Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Arthur Crozier / Jennifer Shotwell / Larry Miller Innisfree M&A Incorporated

(212) 750-5833

Cautionary statement regarding forward-looking statements

This communication contains forward-looking statements. GSK cautions readers that any forward-looking statements made by GSK, including those made in this communication, are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of a business combination transaction involving GSK and HGS, including future financial and operating results, GSK’s plans, objectives, expectations (financial or otherwise) and intentions relating to the business combination and other statements that are not historical facts. Factors that may affect GSK’s operations are described under ‘Risk factors’ in the ‘Financial review & risk’ section in GSK’s Annual Report 2011 included as exhibit 15.2 to GSK’s Annual Report on Form 20-F for 2011.

This announcement includes statements that are forward-looking. These forward-looking statements are based on HGS’s current intentions, beliefs and expectations regarding future events. HGS cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from HGS’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this announcement, and, except as required by law, HGS does not undertake to update any forward-looking statement to reflect new information, events or circumstances. Some important factors that could cause HGS’s actual results to differ from its expectations in these forward-looking statements include: HGS’s lack of commercial experience and dependence on the sales growth of BENLYSTA; any failure to commercialize BENLYSTA successfully; the occurrence of adverse safety events with HGS’s products; changes in the availability of reimbursement for BENLYSTA; the inherent uncertainty of the timing, success of, and expense associated with, research, development, regulatory approval and commercialization of HGS’s pipeline products, including darapladib and albiglutide, and new indications for existing products; uncertainty as to the future success of darapladib and GSK’s ability to develop and commercialize darapladib; substantial competition in HGS’s industry, including from branded and generic products; the highly regulated nature of HGS’s business; uncertainty regarding HGS’s intellectual property rights and those of others; the ability to manufacture at appropriate scale, and in compliance with regulatory requirements, to meet market demand for HGS’s products; HGS’s substantial indebtedness and lease obligations; HGS’s dependence on collaborations over which it may not always have full control; foreign exchange rate valuations and fluctuations; the impact of HGS’s acquisitions and strategic transactions; changes in the health care industry in the U.S. and other countries, including government laws and regulations relating to sales and promotion, reimbursement and pricing generally; significant litigation adverse to HGS, including product liability and patent infringement claims; HGS’s ability to attract and retain key personnel; increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions; risks and uncertainties associated with the merger agreement and related tender offer by GSK and; the outcome of any litigation related to the merger agreement and related tender offer by GSK. The foregoing list sets forth many, but not all, of the factors that could cause actual results to differ from HGS’s expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in HGS’s periodic reports filed with the SEC, when evaluating HGS’s forward-looking statements.

This announcement is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell HGS common stock. The solicitation and offer to buy HGS common stock, commenced by GlaxoSmithKline plc through its wholly owned subsidiary, H. Acquisition Corp., have been made pursuant to an offer to purchase and related materials, filed on Schedule TO with the U.S. Securities and Exchange Commission (SEC), as amended and as will be further amended from time to time. In response to the offer, HGS has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC, as amended and as will be further amended from time to time. Investors and securityholders are urged to read these materials carefully since they contain important information, including the terms and conditions of the offer. Investors and security holders may obtain free copies of these materials and other documents filed by GSK and HGS with the SEC at the website maintained by the SEC as www.sec.gov. The offer to purchase and related materials may also be obtained for free by contacting the information agent for the tender offer, D.F. King & Co., Inc. at (212) 269-5550 or (800) 848-2998 (toll-free) or by email at HGStender@dfking.com. HGS will also provide a copy of the solicitation/recommendation statement materials without charge on its website at www.hgsi.com, or HGS stockholders may call HGS’ Information Agent, Innisfree M&A Incorporated, toll-free at 877-717-3926.

Registered in England & Wales: No. 3888792

Registered Office: 980 Great West Road Brentford, Middlesex TW8 9GS